                          FUND PARTICIPATION AGREEMENT


         THIS FUND PARTICIPATION AGREEMENT (the "Agreement") is made as of April 1, 2011 by and among SunAmerica Annuity and Life Assurance Company, formerly known as AIG SunAmerica Life Assurance Company ("SunAmerica Annuity"), SunAmerica Capital Services, Inc., formerly known as AIG SunAmerica Capital Services, Inc. ("SACS"), Columbia Management Investment Advisers, LLC (successor to Columbia Management Advisors, LLC) ("Columbia") and RiverSource Variable Series Trust, a Massachusetts business trust ("RSVST").

                         W I T N E S S E T H   T H A T:

         WHEREAS, SunAmerica Annuity, SACS, Columbia and Columbia Funds Variable Insurance Trust ("CFVIT") are parties to that certain Participation Agreement, dated May 1, 2006 as amended (the "Legacy Participation Agreement") relating to shares of the portfolios listed on Exhibit A attached hereto (each, an "Acquired Fund");

         WHEREAS, the shareholders of each Acquired Fund have voted to approve a proposal to merge the Acquired Fund with and into a portfolio of RSVST (each, an "Acquiring Fund") as listed on Exhibit A (each, a "Reorganization");

         WHEREAS, SunAmerica Annuity, SACS, Columbia and RSVST desire to enter into a participation agreement on terms identical to those in the Legacy Participation Agreement, other than the substitution of RSVST for CFVIT, solely with respect to the Acquiring Fund;NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. The parties agree to enter into a new participation agreement solely with respect to the Acquiring Fund on terms identical to those in the Legacy Participation Agreement, a copy of which is attached hereto as Exhibit B, other than the substitution of RSVST for CFVIT.

2. This Agreement shall be effective with respect to each Acquiring Fund as of the date the Reorganization occurs.

3. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. Subsequent to the date of this Agreement RSVIT will be renamed Columbia Variable Insurance Trust II.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY

By:
       -------------------------------------
Name:  Jana W. Greer
Title: President and Chief Executive Officer


SUNAMERICA CAPITAL SERVICES, INC.

By:
       -------------------------------------
Name:  Stephen A. Maginn
Title: Senior Vice President and Chief
       Distribution Officer


COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:
       -------------------------------------
Name:
       -------------------------------------
Title:
       -------------------------------------


RIVERSOURCE VARIABLE SERIES TRUST

By:
       -------------------------------------
Name:
       -------------------------------------
Title:
       -------------------------------------

                                    EXHIBIT A



                                                                                         Anticipated
            Acquired Fund                              Acquiring Fund                    Merger Date

Columbia Large Cap Value Fund,           RiverSource Variable Portfolio, Diversified    April 29,2011
Variable Series, a series of Columbia    Equity Income Fund, a series of
Funds Variable Insurance Trust           RiverSource Variable Series Trust*

                                        *This fund will be renamed"Columbia
                                        Variable Portfolio - Diversified Equity
                                        Income Fund" after the acquisition occurs.

                                    EXHIBIT B

                         Legacy Participation Agreement


Fund Participation Agreement among Columbia Management Advisors, LLC, Columbia Fund Variable Insurance Trust, AIG SunAmerica Life Assurance Company (n/k/a SunAmerica Annuity and Life Assurance Company, and AIG SunAmerica Capital Services, Inc. (n/k/a SunAmerica Capital Services, Inc.) dated May 1, 2006, as amended.